News Release

BNY MELLON REPORTS SECOND QUARTER 2021 EARNINGS OF
$991 MILLION OR $1.13 PER COMMON SHARE

Fee & other rev. up 3% NIR down 17%	EPS up 12%	ROE 10% ROTCE 19% (a)	CET1 12.6% Tier 1 leverage 6.0%

NEW YORK, July 15, 2021 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Net income applicable to common shareholders (in millions)	$991	$858	$901	16%	10%
Diluted earnings per common share	$1.13	$0.97	$1.01	16%	12%

Second Quarter Results
Total revenue of $4.0 billion, decreased 1%
•Fee revenue increased 4%
•Fee revenue increased 10% excluding money market fee waivers (a)
•Other revenue decreased $50 million
•Net interest revenue decreased 17%
•Weaker U.S. dollar increased total revenue ~ 2%

Provision for credit losses was a benefit of $86 million

Total noninterest expense of $2.8 billion, increased 3%
•Weaker U.S. dollar increased expenses ~ 2%

Investment Services
•Total revenue decreased 4%
•Income before taxes increased 3%
•AUC/A of $45.0 trillion, increased 21%

Investment and Wealth Management
•Total revenue increased 13%
•Income before taxes increased 48%
•AUM of $2.3 trillion, increased 18%

Capital
•Repurchased 12.8 million common shares for $618 million
•Dividends of $273 million to common shareholders (including dividend-equivalents on share-based awards)
•Authorized to repurchase up to $6.0 billion of common shares through 4Q22 and increased quarterly dividend 10% to $0.34 per common share in 3Q21

CEO Commentary
“We delivered another strong quarter with EPS of $1.13 on $4 billion of revenue, and generated returns on common equity and tangible common equity of 10 percent and 19 percent. Fee revenue was up 4 percent, or 10 percent excluding the impact of money market fee waivers, reflecting the benefit of higher market levels as well as continued organic growth, driven by higher client activity levels and net new business momentum,” Todd Gibbons, Chief Executive Officer, said.

Mr. Gibbons added, “Our investments in digitization and open-architecture modular solutions continue to pay off and we are being recognized as a leading innovator enabling clients to optimize, scale and grow their businesses.”

“As we continued to generate further excess capital in the quarter, we were pleased with the results of this year’s supervisory stress tests. The stress capital buffer framework allows us to start returning our significant excess capital to our shareholders beginning in the third quarter. We increased our common dividend by 10 percent to 34 cents per share, and received authorization from our Board to repurchase up to $6 billion of common stock through the fourth quarter of 2022,” Mr. Gibbons concluded.

Media Relations: Erin Smith (212) 815-7170	Investor Relations: Marius Merz (212) 298-1480
(a) For information on these Non-GAAP measures, see “Supplemental Information – Explanation of GAAP and Non-GAAP financial measures” on page 9.
Note: Above comparisons are 2Q21 vs. 2Q20, unless otherwise noted.

BNY Mellon 2Q21 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Fee revenue	$3,224	$3,257	$3,089	(1)%	4%
Other revenue	91	9	141	N/M	N/M
Total fee and other revenue	3,315	3,266	3,230	2	3
Net interest revenue	645	655	780	(2)	(17)
Total revenue	3,960	3,921	4,010	1	(1)
Provision for credit losses	(86)	(83)	143	N/M	N/M
Noninterest expense	2,778	2,851	2,686	(3)	3
Income before income taxes	1,268	1,153	1,181	10	7
Provision for income taxes	241	221	216	9	12
Net income	$1,027	$932	$965	10%	6%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$991	$858	$901	16%	10%

Operating leverage (a)	356	bps	(467)	bps

Diluted earnings per common share	$1.13	$0.97	$1.01	16%	12%
Average common shares and equivalents outstanding - diluted (in thousands)	873,475	885,655	890,561
Pre-tax operating margin	32%	29%	29%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 2Q21 vs. 2Q20, unless otherwise stated)
•Total revenue decreased 1%, primarily reflecting:
•Fee revenue increased 4% primarily reflecting the positive impact of higher markets, the favorable impact of a weaker U.S. dollar and higher client volumes, partially offset by money market fee waivers. Excluding money market fee waivers, fee revenue increased 10% (a).
•Other revenue decreased primarily reflecting lower gains related to seed capital investments.
•Net interest revenue decreased 17% primarily reflecting lower interest rates on interest-earning assets. This was partially offset by the benefit of lower funding and deposit rates, lower debt balances, a larger securities portfolio and higher deposit balances.
•Provision for credit losses was a benefit of $86 million primarily driven by an improvement in the macroeconomic forecast.
•Noninterest expense increased 3% primarily reflecting the unfavorable impact of a weaker U.S. dollar, investments in efficiency and growth initiatives and higher revenue-related expenses.
•Effective tax rate of 19.0%.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $45.0 trillion, increased 21%, primarily reflecting higher market values, net new business and the favorable impact of a weaker U.S. dollar.
•AUM of $2.3 trillion, increased 18%, primarily reflecting higher market values, the favorable impact of a weaker U.S. dollar (principally versus the British pound) and net inflows.

Capital and liquidity
•Repurchased 12.8 million common shares for $618 million; Dividends of $273 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) of 10%; Return on tangible common equity (“ROTCE”) of 19% (a).
•Common Equity Tier 1 (“CET1”) ratio – 12.6%.
•Tier 1 leverage ratio – 6.0%.
•Average liquidity coverage ratio (“LCR”) – 110%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(a)    See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q21 Earnings Release
INVESTMENT SERVICES BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Total revenue by line of business:
Asset Servicing	$1,382	$1,424	$1,463	(3)%	(6)%
Pershing	590	605	578	(2)	2
Issuer Services	405	363	431	12	(6)
Treasury Services	319	317	340	1	(6)
Clearance and Collateral Management	283	281	295	1	(4)
Total revenue by line of business	2,979	2,990	3,107	—	(4)
Provision for credit losses	(77)	(79)	145	N/M	N/M
Noninterest expense	2,052	2,101	1,989	(2)	3
Income before taxes	$1,004	$968	$973	4%	3%

Pre-tax operating margin	34%	32%	31%

Foreign exchange revenue	$152	$193	$164	(21)%	(7)%
Securities lending revenue	$42	$41	$51	2%	(18)%
Net interest revenue	$643	$645	$768	—%	(16)%

Metrics:
Average loans	$46,845	$43,468	$43,113	8%	9%
Average deposits	$313,923	$315,088	$268,467	—%	17%

AUC/A at period end (in trillions) (current period is preliminary) (a)	$45.0	$41.7	$37.3	8%	21%
Market value of securities on loan at period end (in billions) (b)	$456	$445	$384	2%	19%
(a)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Clearance and Collateral Management, Issuer Services, Pershing and Wealth Management businesses. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.7 trillion at June 30, 2021, $1.6 trillion at March 31, 2021 and $1.3 trillion at June 30, 2020.
(b)    Represents the total amount of securities on loan in our agency securities lending program managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $63 billion at June 30, 2021, $64 billion at March 31, 2021 and $62 billion at June 30, 2020.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 6 for information related to money market fee waivers.
•Asset Servicing – The year-over-year decrease includes lower net interest revenue, higher money market fee waivers and lower foreign exchange revenue, partially offset by higher client activity and market values. The sequential decrease primarily reflects lower foreign exchange revenue and higher money market fee waivers.
•Pershing – The year-over-year increase primarily reflects higher market values, client activity and balances, partially offset by higher money market fee waivers. The sequential decrease primarily reflects lower clearance volumes, partially offset by higher market values.
•Issuer Services – The year-over-year decrease primarily reflects money market fee waivers and lower net interest revenue in Corporate Trust, partially offset by higher Depositary Receipts revenue. The sequential increase primarily reflects higher Depositary Receipts revenue, partially offset by money market fee waivers in Corporate Trust.
•Treasury Services – The year-over-year decrease primarily reflects lower interest rates and higher money market fee waivers, partially offset by higher payment volumes and deposits. The sequential increase primarily reflects higher net interest revenue and net new business, partially offset by higher money market fee waivers.
•Clearance and Collateral Management – The year-over-year decrease primarily reflects lower net interest revenue, intraday credit fees and clearance volumes, partially offset by higher tri-party collateral management balances. The sequential increase primarily reflects higher tri-party collateral management balances, partially offset by lower clearance volumes.

•Noninterest expense increased year-over-year primarily reflecting the unfavorable impact of a weaker U.S. dollar, investments in efficiency and growth initiatives and higher revenue-related expenses. Sequentially, noninterest expense decreased primarily reflecting lower staff and litigation expenses, partially offset by higher revenue-related expenses.

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BNY Mellon 2Q21 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q21 vs.
	2Q21	1Q21	2Q20	1Q21	2Q20
Total revenue by line of business:
Investment Management	$700	$698	$621	—%	13%
Wealth Management	299	293	265	2	13
Total revenue by line of business	999	991	886	1	13
Provision for credit losses	(4)	4	7	N/M	N/M
Noninterest expense	677	709	658	(5)	3
Income before taxes	$326	$278	$221	17%	48%

Pre-tax operating margin	33%	28%	25%
Adjusted pre-tax operating margin – Non-GAAP (a)	35%	30%	28%

Net interest revenue	$47	$48	$48	(2)%	(2)%

Metrics:
Average loans	$11,871	$11,610	$11,791	2%	1%
Average deposits	$17,466	$19,177	$17,491	(9)%	—%

AUM (in billions) (current period is preliminary) (b)	$2,320	$2,214	$1,961	5%	18%
Wealth Management client assets (in billions) (current period is preliminary) (c)	$305	$292	$254	4%	20%
(a)    Net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.
(b)    Excludes securities lending cash management assets and assets managed in the Investment Services business.
(c)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 6 for information related to money market fee waivers.
•Investment Management – The year-over-year increase primarily reflects the impact of higher market values, the favorable impact of a weaker U.S. dollar, higher performance fees and net inflows, partially offset by the impact of money market fee waivers. The slight sequential increase primarily reflects the impact of higher market values, equity investment gains (net of hedges), including seed capital, and net inflows, partially offset by the timing of performance fees and higher money market fee waivers.
•Wealth Management – The year-over-year and sequential increases primarily reflect the impact of higher market values.

•Noninterest expense increased year-over-year primarily reflecting the unfavorable impact of a weaker U.S. dollar and higher staff expense, partially offset by lower distribution and servicing expense. Sequentially, the decrease in noninterest expense primarily reflects lower staff expense.

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BNY Mellon 2Q21 Earnings Release
OTHER SEGMENT primarily includes leasing operations, certain corporate treasury activities, derivatives, business exits and other corporate revenue and expense items.

(in millions)	2Q21	1Q21	2Q20
Fee revenue	$13	$9	$10
Other revenue	9	(36)	28
Total fee and other revenue	22	(27)	38
Net interest (expense)	(45)	(38)	(36)
Total revenue	(23)	(65)	2
Provision for credit losses	(5)	(8)	(9)
Noninterest expense	49	41	39
(Loss) before taxes	$(67)	$(98)	$(28)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact in fee and other revenue and net interest expense. The decrease in fee and other revenue year-over-year was impacted by lower net securities gains. The sequential increase primarily reflects an impairment of a renewable energy investment recorded in 1Q21.

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BNY Mellon 2Q21 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 2Q21, the net impact of money market fee waivers was $252 million, up from $188 million in 1Q21, driven by lower short-term interest rates and higher money market balances.

Money market fee waivers
(in millions)	2Q21	1Q21	4Q20	3Q20	2Q20	YTD21	YTD20
Investment services fees:
Asset servicing fees	$(42)	$(22)	$(13)	$(1)	$—	$(64)	$—
Clearing services fees	(88)	(74)	(64)	(57)	(50)	(162)	(59)
Issuer services fees	(15)	(10)	(6)	(1)	(1)	(25)	(1)
Treasury services fees	(3)	(3)	(2)	(3)	(2)	(6)	(2)
Total investment services fees	(148)	(109)	(85)	(62)	(53)	(257)	(62)
Investment management and performance fees	(115)	(89)	(56)	(42)	(30)	(204)	(44)
Distribution and servicing revenue	(13)	(13)	(8)	(6)	(3)	(26)	(3)
Total fee revenue	(276)	(211)	(149)	(110)	(86)	(487)	(109)
Less: Distribution and servicing expense	24	23	15	9	7	47	7
Net impact of money market fee waivers	$(252)	$(188)	$(134)	$(101)	$(79)	$(440)	$(102)

Impact to revenue by line of business (a):
Asset Servicing	$(50)	$(29)	$(13)	$(4)	$(1)	$(79)	$(1)
Pershing	(99)	(94)	(85)	(73)	(60)	(193)	(69)
Issuer Services	(22)	(15)	(10)	(2)	(1)	(37)	(1)
Treasury Services	(16)	(9)	(5)	(1)	—	(25)	—
Investment Management	(85)	(61)	(34)	(28)	(24)	(146)	(38)
Wealth Management	(4)	(3)	(2)	(2)	—	(7)	—
Total impact to revenue by line of business	$(276)	$(211)	$(149)	$(110)	$(86)	$(487)	$(109)
(a)    The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 2Q21 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	June 30, 2021	March 31, 2021		Dec. 31, 2020
Consolidated regulatory capital ratios: (a)
CET1 ratio	12.6%	12.6%		13.1%
Tier 1 capital ratio	15.2	15.2		15.8
Total capital ratio	16.0	16.1		16.7
Tier 1 leverage ratio	6.0	5.8		6.3
SLR	7.5	8.1	(b)	8.6	(b)
BNY Mellon shareholders’ equity to total assets ratio	9.7%	9.7%		9.8%
BNY Mellon common shareholders’ equity to total assets ratio	8.7%	8.7%		8.8%

Average LCR	110%	110%		110%

Book value per common share	$47.20	$46.16		$46.53
Tangible book value per common share – Non-GAAP (c)	$25.64	$24.88		$25.44
Common shares outstanding (in thousands)	863,174	875,481		886,764
(a)    Regulatory capital ratios for June 30, 2021 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for June 30, 2021 and March 31, 2021, was the Standardized Approach for the CET1 and Tier 1 capital ratios and the Advanced Approaches for the Total capital ratio, and for Dec. 31, 2020, was the Advanced Approaches.
(b)    Reflects the temporary exclusion of U.S. Treasury securities from the leverage exposure used in the SLR calculation which increased our consolidated SLR by 68 basis points at March 31, 2021 and 72 basis points at Dec. 31, 2020. The temporary exclusion ceased to apply beginning April 1, 2021.
(c)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.

•CET1 capital totaled $21.4 billion at June 30, 2021, an increase of $367 million compared with March 31, 2021. The increase primarily reflects capital generated through earnings, partially offset by capital deployed through common stock repurchases and dividends.

NET INTEREST REVENUE

Net interest revenue				2Q21 vs.
(dollars in millions; not meaningful - N/M)	2Q21	1Q21	2Q20	1Q21		2Q20
Net interest revenue	$645	$655	$780	(2)%		(17)%
Add: Tax equivalent adjustment	3	3	2	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$648	$658	$782	(2)%		(17)%

Net interest margin	0.67%	0.66%	0.88%	1	bps	(21)	bps
Net interest margin (FTE) – Non-GAAP (a)	0.67%	0.67%	0.88%	—	bps	(21)	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” on page 9 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue decreased year-over-year primarily reflecting lower interest rates on interest-earning assets. This was partially offset by the benefit of lower funding and deposit rates, lower debt balances, a larger securities portfolio and higher deposit balances.

•Sequentially, the decrease was primarily driven by lower interest rates on interest-earning assets. This was partially offset by the benefit of lower funding and deposit rates.

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BNY Mellon 2Q21 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Fee and other revenue
Investment services fees:
Asset servicing fees	$1,200	$1,199	$1,173	$2,399	$2,332
Clearing services fees	435	455	431	890	901
Issuer services fees	281	245	277	526	540
Treasury services fees	160	157	144	317	293
Total investment services fees	2,076	2,056	2,025	4,132	4,066
Investment management and performance fees	889	890	786	1,779	1,648
Foreign exchange revenue	184	231	193	415	438
Financing-related fees	48	51	58	99	117
Distribution and servicing	27	29	27	56	58
Total fee revenue	3,224	3,257	3,089	6,481	6,327
Investment and other income	89	9	132	98	179
Net securities gains	2	—	9	2	18
Total other revenue	91	9	141	100	197
Total fee and other revenue	3,315	3,266	3,230	6,581	6,524
Net interest revenue
Interest revenue	685	738	943	1,423	2,513
Interest expense	40	83	163	123	919
Net interest revenue	645	655	780	1,300	1,594
Total revenue	3,960	3,921	4,010	7,881	8,118
Provision for credit losses	(86)	(83)	143	(169)	312
Noninterest expense
Staff	1,518	1,602	1,464	3,120	2,946
Software and equipment	365	362	345	727	671
Professional, legal and other purchased services	363	343	337	706	667
Sub-custodian and clearing	132	124	120	256	225
Net occupancy	122	123	137	245	272
Distribution and servicing	73	74	85	147	176
Bank assessment charges	35	34	35	69	70
Amortization of intangible assets	20	24	26	44	52
Business development	22	19	20	41	62
Other	128	146	117	274	257
Total noninterest expense	2,778	2,851	2,686	5,629	5,398
Income
Income before income taxes	1,268	1,153	1,181	2,421	2,408
Provision for income taxes	241	221	216	462	481
Net income	1,027	932	965	1,959	1,927
Net (income) loss attributable to noncontrolling interests related to consolidated investment management funds	(5)	(5)	(15)	(10)	3
Net income applicable to shareholders of The Bank of New York Mellon Corporation	1,022	927	950	1,949	1,930
Preferred stock dividends	(31)	(69)	(49)	(100)	(85)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$991	$858	$901	$1,849	$1,845

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
(in dollars)
Basic	$1.14	$0.97	$1.01	$2.11	$2.06
Diluted	$1.13	$0.97	$1.01	$2.10	$2.06

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BNY Mellon 2Q21 Earnings Release
SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Supplemental Information – Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented the measure of fee revenue, excluding money market fee waivers – Non-GAAP. We believe that this measure is useful information for investors on the impact of current interest rates and market conditions on fee revenue growth rates and the performance of our business.

Fee revenue reconciliation			2Q21 vs.
(dollars in millions)	2Q21	2Q20	2Q20
Fee revenue	$3,224	$3,089	4%
Less: Money market fee waivers	(276)	(86)
Fee revenue, excluding money market fee waivers – Non-GAAP	$3,500	$3,175	10%

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BNY Mellon 2Q21 Earnings Release
CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. All forward-looking statements in this Earnings Release speak only as of July 15, 2021, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of June 30, 2021, BNY Mellon had $45.0 trillion in assets under custody and/or administration, and $2.3 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

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BNY Mellon 2Q21 Earnings Release
CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on July 15, 2021. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 444308, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on July 15, 2021. Replays of the conference call and audio webcast will be available beginning July 15, 2021 at approximately 2:00 p.m. ET through Aug. 13, 2021 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 3619155. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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